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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-54132 and No. 333-46028) and Forms S-8 (No. 333-96081 and No. 333-66289) of IXYS Corporation of our report dated May 20, 2002, (except for Note 14 as to which the date is June 12, 2002), relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
June 28, 2002